Exhibit 5.2

[Letterhead of Deutsche Bank Aktiengesellschaft]

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

D-60325 Frankfurt am Main

Germany

April 19, 2017

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form F-4 in connection with the proposed offer (the “Exchange Offer”) to exchange up to $4,500,000,000 aggregate principal amount of 4.25% Eligible Liabilities Senior Notes due 2021 (the “Exchange Notes”) issued by the Bank and registered under the Securities Act for an equal principal amount of the Bank’s outstanding 4.25% Senior Notes due 2021 (the “Original Notes”). The Exchange Notes will be issued under an Eligible Liabilities Senior Indenture, dated as of April 19, 2017 (the “Indenture”), among the Bank, as issuer, The Bank of New York Mellon, as trustee and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar.

Terms not defined herein shall have the same meaning as in the Registration Statement.

For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	a draft of the Registration Statement dated as of April 19, 2017;

(b)	copies of forms of the Indenture and the Exchange Note to be filed as exhibits (“Exhibits”) to the Registration Statement;

(c)	the Articles of Association (Satzung) of the Bank as presently in force; and

(d)	such other documents as we have deemed necessary to enable us to give this opinion.

We have assumed that:

(i)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals;

(ii)	the Registration Statement will be executed and filed in the form of the draft reviewed by us;

(iii)	the Indenture, when duly executed by the Bank and the other parties thereto, and the Exchange Notes, when duly executed by the Bank and authenticated in accordance with the Indenture and issued and delivered in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offer contemplated by the Registration Statement, will be valid, binding and enforceable under the laws of the State of New York, by which they are expressed to be governed, except that no such assumption is made as to the provisions in the Indenture and Exchange Notes that are stated to be expressly governed by German law;

(iv)	none of the documents furnished to us has been amended, supplemented or terminated; and

(v)	all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto, except that no such assumption is made as to the authorization, execution and delivery of any such agreement by the Bank.

Based upon the foregoing we are of the opinion that:

(1)	The Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has the corporate power to, and has taken all necessary corporate action to, execute, deliver and file the Registration Statement.

(2)

When the Registration Statement has become effective under the Securities Act, the Indenture has been duly executed and delivered, the terms of the Exchange Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered by the Bank in exchange for an equal principal amount of Original Notes as contemplated in the Registration Statement,

(i) the Exchange Notes and the Indenture will constitute valid, binding and enforceable agreements of the Bank, insofar as they are expressly stated to be governed by German law and (ii) the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of New York and, to the extent expressly stated, Germany to govern the Exchange Notes and the Indenture, and such laws will accordingly govern the question whether the Exchange Notes and the Indenture constitute legal, valid and binding obligations.

This opinion is subject to the following qualifications:

(A)	Enforcement of the Exchange Notes may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors.

(B)	Enforcement of any agreement, instrument or document may be limited by any resolution measures exercised by the competent resolution authority under the relevant resolution laws and regulations applicable to the Bank; the resolution authority may convert to equity or reduce the principal amount of liabilities, transfer assets, rights and liabilities and take other resolution measures which related to or affect the rights of creditors.

(C)	Pursuant to Section 46f (5)-(7) of the German Banking Act (Kreditwesengesetz), obligations of the Bank under senior unsecured debt instruments (the “Senior Securities”) issued by it will, in an insolvency proceeding affecting, or resolution measures involving, the Bank, rank (i) junior to all other outstanding unsecured unsubordinated obligations of the Bank unless (x) the repayment or interest amount depends on the occurrence or non-occurrence of a future event, (y) such obligations are settled in kind (collectively, the “Structured Senior Securities”) or (z) the Senior Securities are typically traded on money markets (the “Money Markets Senior Securities”) and (ii) in priority of subordinated liabilities. Structured Senior Securities and Money Markets Senior Securities will rank pari passu amongst themselves and with all other outstanding unsecured and unsubordinated obligations of Deutsche Bank AG for borrowed money, subject, however, to the priority conferred by operation of German law upon some liabilities such as deposits of up to 100,000 euros (or equivalent in foreign currency) insured by the German statutory deposit protection scheme and deposits of natural persons and micro, small and medium sized enterprises and the costs of the insolvency proceeding and liabilities incurred as the result of acts of the administrator for the insolvent estate. All other Senior Securities will rank pari passu amongst themselves.

(D)	Enforcement of rights may be limited by statutes of limitation or lapses of time.

(E)	Courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany.

(F)	Any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language.

(G)	We do not express an opinion as to any rights and obligations the Bank may have or appears to have against itself.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as Counsel of the Bank, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Germany.

Very truly yours,

/s/ Volker Butzke	/s/ Dr. Mathias Otto

Volker Butzke	Dr. Mathias Otto

Senior Counsel of Deutsche Bank AG	Co-Regional General Counsel Germany of Deutsche Bank AG